UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

ETFS GOLD TRUST

(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-34441	26-4587209
(Commission File Number)	(IRS Employer Identification No.)

c/o ETF Securities USA LLC 405 Lexington Avenue New York, NY	10174
(Address of Principal Executive Offices)	(Zip Code)

(646) 846-3130
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 27, 2018, in connection with the acquisition by Aberdeen Asset Management Inc. (“AAMI”) as described under Item 8.01 below, Graham Tuckwell resigned as President and Chief Executive Officer of the Sponsor and Christopher Foulds resigned as Chief Financial Officer and Treasurer of the Sponsor. Mr. Tuckwell had served as Principal Executive Officer of the Registrant and Mr. Foulds had served as Principal Financial Officer and Principal Accounting Officer of the Registrant.

Effective April 27, 2018, also in connection with the acquisition by AAMI as described under Item 8.01 below, Christopher Demetriou was appointed President and Chief Executive Officer of the Sponsor and Andrea Melia was appointed as Chief Financial Officer and Treasurer of the Sponsor. Mr. Demetriou will serve as Principal Executive Officer of the Registrant and Ms. Melia will serve as Principal Financial Officer and Principal Accounting Officer of the Registrant.

Christopher Demetriou, age 34, has served as CEO – Americas for AAMI since April 2018. Mr. Demetriou previously held the position of Deputy CEO – Americas for AAMI from December 2016 to April 2018, CFO – Americas from January 2016 to December 2016, and Head of Finance – Americas from June 2014 to January 2016. Mr. Demetriou joined AAMI in June 2014, as a result of Aberdeen’s acquisition of SVG, a FTSE 250 private equity investor based in London. While at SVG, from June 2010 to June 2014, Mr. Demetriou was Group Financial Controller and Deputy Head of Strategy. Prior to that, Mr. Demetriou worked at Ernst and Young, specializing in Asset and Wealth Management audits and transactions.

Andrea Melia, age 48, currently serves as Vice President and Head of Fund Operations, Traditional Assets – Americas for AAMI. Ms. Melia has managed the fund administration team since joining AAMI in 2009. Prior to joining Aberdeen, Ms. Melia was Director of Fund Administration and accounting oversight for Princeton Administrators LLC, a division of BlackRock Inc. and had worked with Princeton Administrators since 1992.

As described under Item 8.01 below, AAMI is the parent of the Sponsor.

Item 8.01	Other Events.

The Registrant, ETFS Gold Trust (the “Trust”), is a common law trust formed on September 1, 2009 under New York law. The Trust’s sponsor is ETF Securities USA LLC (the “Sponsor”). The Sponsor is a Delaware limited liability company formed on June 17, 2009 by ETF Securities Limited.

Effective April 27, 2018, ETF Securities Limited sold its membership interest in the Sponsor and in the Marketing Agent, ETF Securities (US) LLC, to AAMI, a Delaware corporation. As a result of the sale, AAMI became the sole member of the Sponsor and the Marketing Agent. AAMI is a wholly-owned indirect subsidiary of Standard Life Aberdeen plc, which together with its affiliates and subsidiaries, is collectively referred to as “Aberdeen.” Aberdeen Standard Investments is a brand of the investment businesses of Aberdeen Asset Management and Standard Life Investments. In the United States, Aberdeen Standard Investments is the marketing name for the following affiliated, registered investment advisers: Aberdeen Asset Management Inc., Aberdeen Asset Managers Ltd., Aberdeen Asset Management Ltd., Aberdeen Asset Management Asia Ltd., Aberdeen Asset Capital Management, LLC, Standard Life Investments (Corporate Funds) Ltd., and Standard Life Investments (USA) Ltd.

A copy of the April 27, 2018 press release announcing the acquisition of the Sponsor by Aberdeen is filed as Exhibit 99.1 hereto.

The Sponsor’s office is c/o AAMI, which has its principal place of business at 1735 Market Street, 32nd Floor, Philadelphia, Pennsylvania 19103 and its telephone number is (844) 383-7289.

The internet address of the Trust’s website is www.etfus.com. The Trust’s website provides ongoing pricing information for gold prices and the shares in the Trust. In addition, the Trust posts on its website (www.etfsus.com) its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after the Sponsor, on behalf of the Trust, electronically files such material with, or furnishes it to, the Securities and Exchange Commission. The Trust’s website and the information contained on that site, or connected to that site, are not incorporated herein.

Item 9.01	Financial Statements and Exhibits
Exhibit 99.1	Press Release dated April 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETFS GOLD TRUST

	By:	ETF Securities USA, Sponsor of the ETFS Gold Trust

Date: May 3, 2018	By:	/s/ Andrea Melia
Andrea Melia
Chief Financial Officer and Treasurer*

*	The Registrant is a trust and Ms. Melia is signing in her capacities as officer of ETF Securities USA LLC, the Sponsor of the Registrant.